UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	September 1, 2005

JCM Partners, LLC
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-32653	94-3364323
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2151 Salvio Street, Suite 325, Concord, California		94520
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	925-676-1966

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 3.02 Unregistered Sales of Equity Securities.

Sales of Series B Preferred Units
Effective as of September 1, 2005, pursuant to Subscription Agreements received during the previous month, the Company issued 49,000 of its Series B Preferred Units to certain accredited investors for the following aggregate amount of consideration:
49,000 Series B Preferred Units $95,500 Cash
-0- Series B Preferred Units $0 Class 1 Units
Any Class 1 Units received as consideration for the Series B Preferred Units will assume the status of authorized but unissued Units. No commissions or other compensation was paid in connection with the issuance of the Series B Preferred Units.
The issuance of the Series B Preferred Units was made in reliance upon exemptions from the registration requirements of the Securities Act of 1933, as amended and regulations thereunder afforded by Section 4(2) of the Securities Act and Rule 506 of Regulation D thereunder. The Series B Preferred Units were offered and sold solely to accredited investors.
Currently, the Series B Preferred Units are not convertible into any other classes of Units or series of Preferred Units. If any Certificates of Designations of any class of Units or series of Preferred Units allows the Series B Preferred Units to convert into such class or series, the terms governing the conversion of the Series B Preferred Units shall be as specified in that Certificate of Designations.
As of September 1, 2005, we had the following number of Series B Preferred Units outstanding: 7,192,000.
Conversions of Class 1 Units and Class 2 Units
As we have previously disclosed, under the terms of our Class 1 Units, holders of our Class 1 Units are able to convert their Class 1 Units into either Class 2 Units or Class 3 Units. In addition, under the terms of our Class 2 Units, holders of our Class 2 Units are able to convert their Class 2 Units into Class 3 Units. All conversions are on a one-for-one basis. Conversions of Units become effective the first of the month after we receive a properly completed Conversion Form requesting such conversion and any other required documentation.
Effective September 1, 2005, pursuant to Unit Conversion Forms received during the previous month, 41,900 of our outstanding Class 1 Units were converted into Class 2 Units, -0- of our outstanding Class 1 Units were converted into Class 3 Units, and -0- of our outstanding Class 2 Units were converted into Class 3 Units.
We did not receive any consideration in connection with the conversions, other than the return of the Units so converted. Effective upon their conversions, converted Units assume the status of authorized but unissued Units.
The conversions were made pursuant to the terms of the Units in reliance on Section 3(a)(9) of the Securities Act, which provides an exemption from the registration requirements of the Securities Act for securities exchanged by an issuer with its existing security holders exclusively where no commission or other remuneration is paid or given directly or indirectly for soliciting such exchange. We processed the conversions internally and did not pay anyone to solicit the conversions.
As of September 1, 2005, we had the following number of Units owned by persons other than our wholly-owned subsidiary, JCM Properties, LLC:

Class 1 Units: 14,054,702
Class 2 Units: 15,081,424
Class 3 Units: 31,926,224
Total Units: 61,062,350

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JCM Partners, LLC

September 6, 2005	By:	Gayle M. Ing

Name: Gayle M. Ing
Title: President and Chief Executive Officer